C o m p a n y O v e r v i e w P r e s e n t a t i o n | May 2 0 1 8

Table of Contents ° History and Business Overview………………………………………4 ° Business Model …………………………………………………………..13 ° Business Segment Overviews ………………………………………21 ° Rail North America ………………………………………………………27 ° Rail International …………………………………………………………43 ° Portfolio Management ………………………………………………..53 ° American Steamship Company ……………………………………59 ° Financial Highlights ……………………………………………………..63 ° Reconciliation of Non-GAAP Measures ………………….......68 2

Forward-Looking Statements

Statements in this Presentation not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would", and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements. The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2017 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

- exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
- inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
- a significant decline in customer demand for our railcars or other assets or services, including as a result of:
  - weak macroeconomic conditions
  - weak market conditions in our customers' businesses
  - declines in harvest or production volumes
  - adverse changes in the price of, or demand for, commodities
  - changes in railroad operations or efficiency
  - changes in supply chains
  - availability of pipelines, trucks, and other alternative modes of transportation
  - other operational or commercial needs or decisions of our customers
- higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
- events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
- financial and operational risks associated with long-term railcar purchase commitments
- reduced opportunities to generate asset remarketing income
- operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures (collectively the "RRPF affiliates")
- the impact of changes to the Internal Revenue Code as a result of the Tax Cuts and Jobs Act of 2017, and uncertainty as to how this legislation will be interpreted and applied.
- fluctuations in foreign exchange rates
- failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
- asset impairment charges we may be required to recognize
- deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
- competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
- risks related to international operations and expansion into new geographic markets
- changes in, or failure to comply with, laws, rules, and regulations
- inability to obtain cost-effective insurance
- environmental remediation costs
- inadequate allowances to cover credit losses in our portfolio
- inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

3

GATX

HISTORY AND 120 BUSINESS YEARS OF OPERATIONAL OVERVIEW EXPERIENCE 4

GATX’s 120-Year History 1898 Established as railcar lessor with 28 railcars 1919 Initiated quarterly dividend 1936 Began rail investment in Canada 1973 Acquired American Steamship Company (ASC) 1985 Began locomotive investment 1994 Began rail investment in Europe & Mexico 1998 Formed Rolls-Royce Partners and Finance (RRPF) Affiliates 2012 & 2013 Began rail investments in India and Russia 2018 $7.9 billion* in assets and more than 144,000 wholly owned railcars worldwide *Assets on- and off-balance sheet as of 12/31/2017 5

Disciplined and Proven We strive to be recognized as the finest railcar leasing VISION company in the world by our customers , our shareholders , our employees and the communities where we operate. DISCIPLINED DISCIPLINED PROVEN BUSINESS CAPITAL ALLOCATION RETURNS TO APPROACH APPROACH SHAREHOLDERS 6

Capital Allocation Framework PRIORITY 1 ô Invest in value-creating assets whereby GATX can leverage strengths to maximize shareholder value ô $8.5 billion* of investments over the period shown INVESTMENT VOLUME $1,031 $860 $763 $781 $770 $715 $634 $615 $621 $603 $585 $480 $ $ MILLIONS 2007 2009 2011 2013 2015 2017 *Investment Volume and Non-cash Items As of 12/31/2017 7

Capital Allocation Framework PRIORITY 2 ô Manage the balance sheet ô Maintain a solid investment grade rating of BBB/Baa2 ô Maintain capacity for opportunistic investments LEVERAGE & REDUCTION OF SECURED ASSETS 6.0x 50% 45% 5.0x 40% 4.0x 35% 30% 3.0x 25% 20% 2.0x 15% 1.0x 10% 5% 0.0x 0% 2003 2005 2007 2009 2011 2013 2015 2017 Recourse Debt/Equity % of Assets that are Secured *Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash As of 12/31/2017 8

Capital Allocation Framework PRIORITY 3 ô In lockstep with Priorities 1 and 2, return cash to shareholders ô Over the period shown below, $1.7 billion returned to shareholders CASH RETURNED TO SHAREHOLDERS $1,800 $1,600 $1,400 $1,200 $1,000 $800 $ $ MILLIONS $600 $400 $200 $0 2007 2009 2011 2013 2015 2017 Cumulative Dividends Cumulative Share Repurchase As of 12/31/2017 9

GATX Financial Highlights EPS* $5.77 $5.37 $4.48 $4.70 $3.50 $2.81 $2.01 $1.59 2010 2011 2012 2013 2014 2015 2016 2017 ROE INVESTMENT VOLUME 18% 18% $1,031 15% $860 13% 13% $770 $715 11% $585 $615 $621 $603 9% 7% $ MILLIONS 2010 2011 2012 2013 2014 2015 2016 2017 2010 2011 2012 2013 2014 2015 2016 2017 *Graph displays Diluted EPS Diluted EPS & ROE exclude Tax Adjustments and Other Items. See the Appendix for a reconciliation of these non-GAAP measures. 10

GATX Today – Business Segments RAIL NORTH AMERICA NET BOOK VALUE OF ASSETS ô One of the largest railcar lessors ô Diversified fleet of more than 120,000 wholly owned railcars and more than 600 locomotives 4% ô Strong customer credit quality, diversification in car types and 4% commodities carried 7% ô Over $3.2 billion in committed lease receipts RAIL INTERNATIONAL ô GATX Rail Europe (GRE) is one of the largest European tank car lessors with over 23,000 railcars 17% ô Strong customer credit quality, diversification in car types, geography and commodities carried ô Largest railcar lessor in India 68% PORTFOLIO MANAGEMENT ô RRPF affiliates are the largest lessors of Rolls-Royce aircraft spare engines worldwide ô $3.8 billion of operating assets in the RRPF affiliates ô Over $2.1 billion of committed lease receipts at the RRPF affiliates $7.9 billion NBV* AMERICAN STEAMSHIP COMPANY 68% Rail North America ô Largest US-flagged vessel operator on the Great Lakes 17% Rail International ô Operates a fleet of efficient self-unloading ships 7% Portfolio Management ô Exceptional safety record and leader in Great Lakes 4% ASC environmental matters 4% Other *Assets on- and off-balance sheet as of 12/31/2017 As of 12/31/2017 11

GATX’s Strong Global Presence GATX owns more than 144,000 railcars, over 600 locomotives, 12 vessels on the Great Lakes and has an interest in more than 430 aircraft spare engines. GATX Headquarters (Chicago, IL) American Steamship Company Headquarters (Williamsville, New York) Rolls-Royce & Partners Finance Headquarters (London, England) Major Business Office (excludes sales offices) Major Maintenance Facility (excludes field repair centers, customer site locations, & mobile units) GATX Rail Operations Footprint (Map excludes leasing footprint for RRPF) As of 12/31/2017 12

BUSINESS MODEL 120 YEARS OF OPERATIONAL EXPERIENCE 13

Straightforward and Proven Business Model BUY LEASE SERVICE MAXIMIZE the railcar at an the railcar to a quality the railcar in a manner the value of the economically attractive customer at an that maximizes safety, railcar by selling or and competitively attractive rate for a in-use time and scrapping at the advantaged price term that reflects the customer satisfaction optimal time business cycle 14

Business Model: **BUY**

DISCIPLINED INVESTMENT APPROACH

GATX recognizes that railcars are long-lived assets and that each investment is measured over decades

GATX avoids chasing short-term, unsustainable market trends

COMPETITIVE ASSET COST

GATX achieves lower new car cost by placing large orders at appropriate points in the business cycle

GATX focuses on achieving economically attractive and competitively advantaged new car costs

GATX ADVANTAGE

OPPORTUNISTIC INVESTMENT

GATX consistently identifies attractive opportunities across the business cycle

GATX acquires railcars in the secondary market in North America, Europe, and India on an opportunistic basis

EXPERIENCED INTERNAL CAPABILITIES

GATX's engineering team customizes railcar specifications to meet customer needs

GATX's quality team performs car inspections and quality control during the manufacturing process


GATX NORTH AMERICAN RAIL ACQUISITION SOURCE
$ MILLIONS
$800
$700
$600
$500
$400
$300
$200
$100
$0
2012
2013
2014
2015
2016
2017
Committed Order
Secondary Market
Spot
As of 12/31/2017

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GATX

Business Model: BUY Railcar Supply Strategy GATX’s strategy is to secure railcars from a variety of sources as opposed to also being a railcar manufacturer; combining railcar manufacturing with a railcar leasing business: o Adds significant volatility leading to a higher cost of capital o Can result in poor asset allocation within the lease fleet as cars are added simply to optimize the manufacturing line GATX’s sources of railcar supply o Large, multi-year orders for new cars from manufacturers during the down cycle o Spot orders for new cars to meet specific customer demand o Fleet acquisitions of existing cars from other lessors and customers Benefits of railcar supply strategy o Access to attractively priced railcars o Ability to grow our high quality fleet and reliably meet customer demand 16

Business Model: LEASE Customers prefer GATX because of its diverse fleet, technical expertise to meet unique needs and superior ongoing service; This results in high fleet utilization and strong lease renewal success CAR AVAILABILITY DELIVERY ô Utilize multi-year committed orders with ô Develop lease structures that fit customers’ railcar manufacturers to maintain a steady needs stream of new car deliveries ô New Car Inspection Group ensures railcars ô Meet customers’ demands with large, meet GATX and customers’ specifications diverse fleet before acceptance CUSTOMER VALUE TIME IN-SERVICE CUSTOMER SERVICE ô Assure maintenance capacity for railcar ô Responsive service representatives repairs ô Reduce administrative burden of railcar ô Minimize railcar issues and unexpected downtime operations and handle complicated situations for our customers ô Assist customers in managing complex railcar regulatory environment ô MyGATXRail.com provides customer self-service, allowing instant access to fleet information 17

Business Model: **SERVICE**

GATX has built a strong market position by focusing on full-service leasing in North America and Europe.



MAINTENANCE

- Customers rely on GATX to manage the complex process of maintaining railcars
- Extensive maintenance network: more than 30 maintenance locations in North America and Europe
- In 2017, GATX performed an aggregate of approximately 74,000 maintenance events in its owned and third-party maintenance network in North America and Europe

As of 12/31/2017



ENGINEERING

- GATX's engineering team consists of mechanical, structural, and chemical engineers
- GATX's engineers tailor railcar solutions to meet customers' needs, taking into consideration commodity carried, location, and layout of facilities
- Develop railcar modification programs


GATX
CLASSROOM

TRAINING

- GATX provides important training to customers and first responders
- GATX offers training at its headquarters, at customer sites, and through its TankTrainer™ mobile classroom



TECHNOLOGY

- MyGATXRail.com provides real-time fleet management capability and maintenance data to customers
- Shop Portal provides GATX personnel with state-of-the-art technology for car inspection, maintenance instructions and reporting in real-time from the shop floor



REGULATORY

- As a full-service railcar lessor, GATX takes an active leadership role in the complex regulatory landscape
- GATX leads several industry groups and agencies in North America and Europe

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GATX

Business Model: **MAXIMIZE VALUE**

GATX's fleet of well-maintained modern railcars, leased to quality customers, allows us to realize significant remarketing income when we decide to sell cars in the secondary market. We also generate scrapping gains at the end of a railcar's useful life.

REMARKETING INCOME *(Income from sale of owned assets)*

- Capitalize on market peaks
- Helps to maintain a diversified, high-performing railcar fleet
- Over the last 10 years, GATX Rail North America generated an average of approximately $40 million of remarketing income per year

Rail North America	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Approximate # of railcars sold	2,800	700	1,400	1,800	2,000	3,700	2,700	3,900	2,700	1,600
Remarketing income ($ millions)	$31.4	$13.8	$17.4	$27.4	$45.7	$54.5	$62.6	$67.4	$46.3	$44.6

SCRAPPING GAINS

- GATX typically realizes gains when railcars are scrapped at the end of their useful lives
- Over the last 10 years, GATX Rail North America and Rail International generated an average of approximately $16 million of scrapping gains per year

Rail North America and Rail International	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Approximate # of railcars scrapped	4,300	4,400	3,700	3,700	2,700	3,100	3,200	2,600	3,900	4,800
Scrapping gains ($ millions)	$29.4	$9.7	$18.0	$27.0	$19.2	$20.7	$16.1	$9.5	$3.2	$8.5

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GATX

Business Model: SUMMARY Attractive economic returns in railcar leasing are driven by: ô Access to efficiently priced capital and appropriate financial leverage ô Acquiring the right railcars at the right time at the right price ô Fleet diversification across railcar types, commodities carried, and customers served ô Continuous fleet optimization through secondary market purchases and sales ô Superior sales, customer service, engineering, and maintenance efforts ô A commitment to safety 20

BUSINESS 120 SEGMENT YEARS OF OPERATIONAL OVERVIEWS EXPERIENCE 21

GATX Rail North America Overview 2017 OVERVIEW INDUSTRIES SERVED UTILIZATION * WHOLLY OWNED FLEET COUNT 100% 99% 120,000+ 11% 99% CAR TYPE COUNT 7% 27% 98% 160+ 98% AVERAGE FLEET AGE 96% 20 Years 12% 94% LOCOMOTIVE COUNT 94% 96% 600+ NUMBER OF CUSTOMERS 17% 26% 92% 850+ COUNTRIES OF OPERATIONS 90% US, Canada, & Mexico 27% Chemicals 12% Food & 90% 26% Refiners & Agriculture Other 7% Mining, 88% Petroleum Minerals & 17% Railroads Aggregates & Other 11% Other 86% Transports 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 Based on 2017 Rail North America Revenue *Excludes boxcar fleet As of 12/31/2017 22

Managing Rate & Term Through Cycles GATX proactively manages changing market conditions by utilizing our strong customer relationships and diversity of our fleet to adjust rate and term. STRONG MARKET WEAK MARKET STRONG MARKET WEAK MARKET 67 66 70 63 50% 60 62 40% 60 54 39% 30% 50 45 35% 41 32% 20% 26% 40 35 7% 32 33 10% MONTHS 14% 30 0% 5% -16% -10% 20 -11% -20% 10 -20% -30% -28% 0 -40% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Renewal Lease Term (left axis) Lease Price Index (right axis) 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018* Approximate # of railcars scheduled for 20,000 17,500 15,000 17,000 21,000 20,000 21,000 20,000 17,000 12,500 15,100 13,900 renewal Renewal Success** 73% 60% 54% 62% 77% 82% 81% 86% 81% 67% 75% N/A Rate Utilization** 98% 98% 96% 97% 98% 98% 99% 99% 99% 99% 98% N/A *As of 12/31/2017 **Excludes boxcar fleet LPI = Lease Price Index: The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by GATX’s North American fleet composition (excluding boxcars). Renewal Success Rate: The percentage of expiring leases that were renewed with the existing lessee. 23

GATX Rail International Overview 2017 OVERVIEW INDUSTRIES SERVED BY GRE GRE FLEET UTILIZATION FLEET COUNT 6% 100% 23,000+ in Europe (GRE) 99% 1000+ in India and Russia 98% 13% CAR TYPE COUNT 97% 97% 97% 97% 97% 35+ 96% AVERAGE FLEET AGE 96% 96% 95% 18 Years 56% 95% 95% 25% 94% NUMBER OF CUSTOMERS 225+ 93% 92% MAJOR COUNTRIES OF OPERATIONS 91% Germany, Poland, Austria, 56% Refiners 13% Railroads 90% The Netherlands, Hungary, & Other & Other 2007 2009 2011 2013 2015 2017 Czech Republic, Switzerland Petroleum Transports As of 12/31/2017 25% Mining, 6% Other Minerals & Aggregates, Chemistry Based on 2017 GRE Revenue As of 12/31/2017 24

Portfolio Management Overview 2017 RRPF OVERVIEW OWNED PORTFOLIO RRPF ENGINE TYPES 3% SPARE ENGINE COUNT 430+ 9% AVERAGE FLEET AGE 5% 23% 11 Years 29% 6% RRPF JV PRE-TAX INCOME 13% (GATX’s SHARE) 74% $100 13% 25% $80 $60 74% Aircraft Spare Engine 29% Trent XWB (A350) 6% Trent 800 (B777) 25% Trent 700 (A330) 5% Trent 1000 (B787) Leasing Affiliates (RRPF) $ MILLIONS $40 23% Marine Equipment 13% V2500 (A320) 9% Other 13% Trent 900 (A380) 3% Other $20 Based on NBV of approximately $3.8 billion; $582.8 million NBV as of 12/31/2017 100% of RRPF’s portfolio as of 12/31/17 $0 25

American Steamship Company Overview 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Total Net Tons Carried 37.2 37.3 35.7 21.2 28.0 28.4 29.7 28.8 30.5 26.5 25.4 27.8 by ASC (in millions) ASC Vessels Operated 18 18 18 12 13 14 14 13 15 13 11 12 2017 OVERVIEW ASC COMMODITIES CARRIED 1% FLEET SIZE 12 20% AVERAGE FLEET AGE 40 Years CUSTOMER BASE 52% 20+ 27% MAJOR COMMODITIES CARRIED Iron Ore, Coal and Limestone 52% Iron Ore 20% Limestone 27% Coal 1% Other Based on 2017 ASC volume As of 12/31/2017 26

RAIL NORTH AMERICA 27

North America – Industry Railcar Ownership Approximately 1.6 million railcars RAILROADS (19%) LESSORS (53%) NORTH AMERICAN FLEET BY CAR TYPE ô Ownership of railcars has been ô Shift from railroad- and shipper- declining owned railcars to lessor market share 4% ô Virtually no tank car ownership due ô Lessors dominate the tank car to complexities and regulations segment due to complex services and 8% compliance requirements ô Focus of capital investment 8% on infrastructure 33% 19% 25% 18% 53% 22% 10% SHIPPERS (18%) TTX (10%) ô Shipper market share has ô Fleet is predominantly focused 33% Covered Hopper been relatively constant since on intermodal, flat cars, and 2008 at ~18% 22% Open Top boxcars 25% Tank ô Alternative focus of capital on ô Overall market share has 8% Flat core business versus railcar remained steady since 2008 8% Boxcar investments at ~10% of the North 4% Intermodal American fleet Approximately 1.6 million railcars UMLER as of January 2018 28

North America – Tank & Freight Industry Ownership TANK CAR OWNERSHIP SHARE RAILCARS BY TYPE (Based on approximately 1.6 million railcars) 20% 4% 80% Lessor 8% 20% Shipper/Other 25% <1% Railroad 8% 80% Based on approximately 408,000 tank cars 22% FREIGHT CAR OWNERSHIP SHARE 33% 13% 44% Lessor 18% 44% 25% Railroad 25% Tank 8% Flatcar 18% Shipper/Other 33% Covered Hopper 8% Boxcar 13% TTX 22% Open Top 4% Intermodal Based on approximately 1.2 million 25% freight cars UMLER as of January 2018 29

North America – Lessor Market Share LESSOR OWNERSHIP SHARE TANK CAR LESSOR OWNERSHIP SHARE (Based on approximately 850,000 lessor-owned railcars) 2% 9% 19% GATX 19% 37% Union Tank Car 8% 16% Trinity 15% 21% 9% CIT 9% 8% SMBC 2% Wells Fargo Rail 16% 37% 9% Other 6% 17% Based on approximately 326,000 lessor-owned tank cars 12% FREIGHT CAR LESSOR OWNERSHIP SHARE 16% 12% GATX 13% 12% 26% Wells Fargo Rail 28% 16% CIT 10% Trinity 15% GATX 12% Trinity 26% 5% SMBC 17% Wells Fargo Rail 6% SMBC 2% Union Tank Car 16% Union Tank Car 21% Other 2% 28% Other 13% CIT 5% 10% Based on approximately 528,000 16% lessor-owned freight cars UMLER as of January 2018 30

North America – Industry Shipments & Carloadings INDUSTRY SHIPMENT COMPOSITION (Based on 2017 carloads of approximately 17.6 million) CARLOADS ORIGINATED (United States and Canada) 22 27% 21.2 26% 20.9 21 20 19.4 3% 5% 19 6% (Millions) 13% 18 17.6 13% 17.1 5% 16.9 17 2% 27% Coal & Coke 13% Farm Products 16 5% Petroleum Products 6% Auto 2004 2006 2008 2010 2012 2014 2016 13% Chemical 3% Metals 5% Forest & Paper Products 26% All Other 2% Food / Kindred Demand increased Demand declined Demand increased as a Demand declined across most major due to difficulties result of nearly all sectors. due to energy- commodity types. in nearly every Demand declined from 2011 related shipments. sector. to 2013 due to decreased coal shipments. Association of American Railroads as of 12/31/2017 31

North America – Industry Backlog INDUSTRY BACKLOGS ô Cyclicality of the industry is illustrated by the backlog 160,000 of orders at the railcar manufacturers 140,000 ô The 2013 and 2014 spike in 120,000 tank car backlog was primarily due to the 100,000 crude/fracking boom 80,000 ô Overbuilding led to an oversupply of railcars 60,000 ô Backlog has abated, but 40,000 market still addressing oversupply situation 20,000 ’99 ’00 ’01 ’02 ’03 ’04 ’05 ’06 ’07 ’08 ’09 ’10 ’11 ’12 ’13 ‘14 ’15 ’16 ‘17 Number of Tank Number of Freight Railway Supply Institute as of January 2018 32

GATX Rail North America KEY ATTRIBUTES Diverse customer Diverse fleet portfolio GATX continuously invests in; with approximately strong credit 160 car types serving over profiles 600 commodities Extensive maintenance network , with Training & Regulatory Expertise engineering and technology focus highly competitive and other services quality, delivery times, cost metrics and a commitment to safety 33

GATX Rail North America: Diverse Customer Portfolio CREDIT RATINGS OF TOP 50 CUSTOMER FAMILIES Largest GATX serves more customer represents 16% than less than 6.0% 850 individual of total lease 30% customers revenue 14% Average Top 20 customers relationship tenure account for 40% of top ten customers 35% of lease is 43 years revenue 30% AAA, AA, & A 40% BBB 14% BB or < 16% Private / Not Rated 12/31/2017 Customer families sometimes include more than one customer account; the S&P or equivalent ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity. 34

GATX Rail North America: **Diverse Fleet**

	CAR TYPE	COMMODITIES CARRIED	% OF FLEET	% OF NBV
TANK CARS	General Service Tank Cars: 20k-25k gallon	Liquid fertilizers, Fuel oils, Asphalt, Food-grade oils, Chemicals (styrene, glycols, etc.)	15.8%	14.4%
	General Service Tank Cars: >25k gallon	Ethanol & methanol, Food-grade oils, Lubricating oils, Light chemicals, Light petroleum products (crude oil, fuel oils, diesels, gasoline, etc.)	13.3%	17.5%
	High-Pressure Tank Cars	LPG, VCM, Propylene, Carbon dioxide	10.5%	14.2%
	General Service Tank Cars: 13k-19k gallon	Molten sulfur, Clay slurry, Caustic soda, Corn syrup	5.4%	4.7%
	Other Specialty Tank Cars	Acids (sulfuric, hydrochloric, phosphoric, acetic, nitric, etc.), Coal tar pitch, Specialty Chemicals	5.3%	5.1%
	Total Tank		50.3%	55.9%
FREIGHT CARS	Boxcars	Paper products, Lumber, Canned goods, Food and beverages	13.7%	6.2%
	Open-top Cars	Aggregates, Coal, Coke, Woodchips, Scrap metal, Steel coils	7.5%	7.4%
	Gravity Covered Hoppers: >4k cubic feet	Grain, Sugar, Fertilizer, Potash, Lime, Soda ash, Bentonite	9.4%	9.3%
	Pneumatic Covered Hoppers	Plastic pellets	6.6%	4.1%
	Gravity Covered Hoppers: <4k cubic feet	Sand, Cement, Roofing granules, Fly ash, Dry chemicals	4.7%	5.7%
	Pressure Differential Covered Hoppers	Flour, Corn starch, Mineral powder, Lime, Clay, Cement	2.5%	2.5%
	Other	Flat cars (lumber and steel), Intermodal (containerized goods), Automotive (finished vehicles)	5.3%	8.9%
	Total Freight		49.7%	44.1%

As of 12/31/2017

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GATX

GATX Rail North America: Continuous Investment $6.0 130 Car count increased 6% Assets increased 29% 120 $5.5 $5.4 $5.2 $5.1 110 $5.0 $5.0 100 $4.6 $4.5 $4.5 $4.4 90 $4.2 $4.2 $4.1 80 in Thousands Railcars Assets in $ Billions Assets $4.0 70 $3.5 60 $3.0 50 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Assets Railcars *Assets include on- and off-balance sheet 36

GATX Rail North America: Maintenance Network GATX is known for its integrity, safety, and quality of our operations and superior execution . EXTENSIVE MAINTENANCE NETWORK CUSTOMERS RELY ON GATX MAINTENANCE ô Ten maintenance facilities ô In 2017, GATX Rail North America performed approximately 59,000 maintenance events in its ô Fifteen locations with mobile units owned and third-party maintenance network ô Five customer site locations ô Using Continuous Improvement, we identify and ô Third-party maintenance facilities evaluate opportunities to increase maintenance efficiency to minimize the time our customers are without their railcars Services range from routine maintenance and regulatory programs to car modifications and rebuilds, including: All mechanical repairs, interior cleaning, interior/exterior blasting, interior/exterior coatings, valve maintenance and qualification, and more. As of 12/31/2017 37

GATX Rail North America: Training & Regulatory Expertise 2005 First railcar lessor to achieve Partner certification 2010 First railcar lessor to be named Responsible Care Partner of the Year 2017 Repeat recipient of the Responsible Care Partner of the Year 38

GATX Rail North America: Regulatory Environment Participation DEEP KNOWLEDGE ON INDUSTRY REGULATIONS TANK QUALIFICATION INTERVAL EXTENSION GATX is the only tank car owner to get FROM FRA/Transport Canada approval to extend 10 to 15 first tank qualification inspection from 10 to YEARS 15 years for general service tank cars. REFLECTORIZATION OBJECTIVE Nearly 125,000 Railcars Due Initial Reflector. Fast response and mobilization of GATX OUR EMPLOYEES ARE ACTIVELY resources to address INVOLVED IN NUMEROUS REGULATORY industry-wide issue. COMMITTEES AND TRADE AND SUPPLIER ASSOCIATIONS . 39

GATX Rail North America: **Engineering Expertise**

GATX's engineering team, including experienced mechanical, structural, and chemical engineers, communicates regularly with customers and tailors solutions to meet their needs.

Examples of engineering support include:
Preventative maintenance,
Inspection plans,
Car design / specifications,
Chemical engineering,
and customer-specific enhancements

AUTO CARRIER CONVERSION PROJECT

- GATX Engineering successfully converted older flatcars to auto carriers. Some of these flatcars were originally designed to carry over-the-road trailers and others were designed to carry standard containers (ISO containers). This was an extensive end-to-end engineering project that repositioned these cars into a more attractive market while also increasing their statutory lives from 50 years to 65 years.





INCREASED GROSS RAIL LOAD PROJECTS

- These projects entail structural modifications to increase the gross rail load for existing, low-capacity cars. Doing so allows these cars to haul heavier loads and improves their marketability and acceptance by shippers/customers.

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GATX

GATX Rail North America: Technology Focus GATX continues to innovate for our customers. SHOP PORTAL ô Provides repair instructions to maintenance network shops ô Provides car and event-specific forms to assure that required inspection points and mandatory repair items are documented and addressed MyGATXRail.com ô Provides real-time maintenance data and fleet-management capability to our customers 41

GATX Rail North America: Locomotive Leasing GATX OWNS, MANAGES OR HAS AN INTEREST IN MORE THAN 600 LOCOMOTIVES LOCOMOTIVE LEASE REVENUE $39 $39 $38 $35 $34 $32 $ MILLIONS 94% are four-axle locomotives leased to: ô Regional and short-line railroads ô Industrial users ô Class I railroads 2012 2013 2014 2015 2016 2017 As of 12/31/2017 42

RAIL INTERNATIONAL 43

International – European Industry Snapshot RAILCAR OWNERSHIP INDUSTRY CAR TYPES ô Lease rate volatility is lower (Based on approximately 705,000 railcars in relative to North American standard-gauge countries) market 9% ô Key segments continue to 15% 29% demonstrate need to replace 30% aging equipment for regulatory reasons ô Eastern European fleets 16% include many older, smaller 70% 31% tank cars ô Increasingly difficult for smaller lessors to obtain 29% Flat Wagons 15% Covered Wagons financing and meet required 16% Tank Wagons 9% Other regulatory standards in a 70% Other 30% Leasing Companies 31% Dry Bulk cost-effective manner Wagons GATX management estimates as of 12/31/2017 44

Europe – Tank & Freight Industry Ownership TANK CAR OWNERSHIP SHARE RAILCARS BY TYPE (Based on approximately 705,000 railcars in standard-gauge countries) 25% 75% Lessor 9% 25% Railroad & Privately Owned 29% 15% Based on approximately 113,000 tank cars 75% FREIGHT CAR OWNERSHIP SHARE 16% 31% 21% 21% Lessor 79% Railroad & Privately Owned 29% Flat Wagons 15% Covered Wagons 16% Tank Wagons 9% Other Based on approximately 592,000 freight cars 31% Dry Bulk Wagons 79% GATX management estimates as of 12/31/2017 45

Europe – Lessor Market Share LESSOR OWNERSHIP SHARE TANK CAR LESSOR OWNERSHIP SHARE (Based on approximately 212,000 lessor-owned railcars) 25% GRE 16% 33% VTG 11% 25% 14% Ermewa 5% 19% 7% Nacco 7% 5% Wascosa 16% Other 3% 14% Based on approximately 85,000 33% lessor-owned tank cars 4% 6% 35% FREIGHT CAR LESSOR OWNERSHIP SHARE 2% 22% 20% 2% GRE 36% VTG 2% 36% 27% Ermewa 11% GATX Rail 4% Touax 6% 7% Touax Europe (GRE) 3% Wascosa 6% Nacco 35% VTG 19% Other 7% 2% Wascosa 22% Ermewa 20% Other 6% Nacco 27% Based on approximately 127,000 lessor-owned freight cars GATX management estimates as of 12/31/2017 46

GRE Key Attributes Diverse customer Operations in the portfolio major rail markets with strong credit profiles across Europe Broad range of value offerings : maintenance, training, engineering support, regulatory assistance and other services 47

GRE: Diverse Customer Portfolio GRE’s newer and higher capacity fleet attracts top-tier customers. GRE HAS INVESTED MORE THAN $1 BILLION OVER TOP 20 CUSTOMER CREDIT RATING THE LAST 10 YEARS, RESULTING IN A NEWER AND HIGHER CAPACITY FLEET TO SERVE ITS CUSTOMERS ô Today, the average remaining lease term for 20% GRE is 2 years; however, renewal success rates have been high • GRE’s top ten customers have done business 10% with us for at least 15 years; our top 5 customers for over 25 years 70% 2005 2017 GRE Car Count 18,900 23,000+ GRE Average Fleet Age 24 18 70% Investment Grade (years) 10% Speculative (BB+ or lower) GRE Average Fleet Capacity 20% Private/Not Rated 1,337 1,910 (million m³) Top 20 customers based on 2017 revenue 48

GRE: Major Rail Markets Nearly 75% of GRE’s revenue is generated in Germany, Poland, and Austria – strong rail freight transport economies GEOGRAPHIES SERVED FLEET STRUCTURE 3% 12% 10% 3% 42% Germany 3% 25% Poland 13% 60% Liquid 4% 42% 8% Austria Petroleum Products 4% The Netherlands 17% LPG 8% 60% 3% Hungary 17% 13% Chemical 3% Czech Republic 10% Other 25% 3% Switzerland 12% Other Based on 2017 GRE Revenues Approximately 23,000 railcars as of 12/31/2017 CAR TYPE COMMODITIES CARRIED Liquid Petroleum Products Light mineral oil (gasoline, jet fuel, diesel oils, light heating oils), Dark mineral oil (heavy heating oils, lubricating oils, coal tar, bitumen, asphalt), crude oil LPG Propane, Butane, Propylene, Butadiene, Light carbohydrate fractions, Cooling gas mixtures Chemical Liquid fertilizers, Acids (Hydrochloric, Sulphur, Phosphoric, etc.), Bases (Carbohydrates, Solutions, Soda lye, Sodium Hypochlorite, etc.), Aromatics (Benzene, Toluene, Xylenes, Phenol, etc.), Liquid sulphur, Hydrogen peroxide, Resins and glues, Solvents Freight/Powder Lime, Cement, Coal, Coke, Gravel, Sand, Silica sand 49

GRE: Service Offerings MAINTENANCE ENGINEERING ASSEMBLY SUPPORT MODERNIZATION ô GRE’s goal is to ensure ô Decades of ô GRE’s own production ô Comprehensive ô With an average age maximum railcar engineering facility, combined customer service of 18 years, GRE has availability experience with extensive one of the youngest ô Deep industry- modernization and most modern ô Proven track record of ô Project Development specific know-how expertise, guarantees railcar fleets in extremely high safety department can adapt combined with the highest standards Europe standards and technical special railcars in own understanding of in safety and quality expertise workshop to meet individual ô Customer-specific exact customer needs ô Tailored solutions transportation needs adaptations and ô A network of owned additional workshops and ô GRE controls the equipment can be certified contract entire process - from implemented in partners conceptual design to many railcar types construction through ô GRE arranges for the to the delivery of new cleaning of tanks and and modernized railcars combined with railcars scheduled repairs to reduce downtime 50

GATX India RAILCAR OWNERSHIP GATX’s GROWTH IN INDIA GATX OBTAINED THE FIRST- (Based on approximately 290,000 railcars) EVER WAGON LEASING 9% LICENSE IN 2012 ô GATX India Private Limited is $40 $5 the market leader in railcar leasing $35 • Owns fleet of container flat $4 wagons, steel carrier 91% $30 wagons and autocarriers $25 • Actively seeks attractive $3 investment opportunities to Indian Railways Privately owned $20 grow and diversify the fleet • Recognized as a key rail $ $ MILLIONS $ $ MILLIONS $2 $15 industry stakeholder INFRASTRUCTURE IN INDIA ô Leverages GATX Rail North ô India currently has more than $10 America and GRE’s 41,800 route miles of railroad $1 engineering, services, and fleet track $5 management expertise to generate competitive ô Two dedicated freight corridors $0 $0 advantages and premium are under construction at an 2012 2013 2014 2015 2016 2017 customer services estimated combined cost of US $12.5B NBV (left axis) Lease Income (right axis) As of 12/31/2017 51

GATX Russia GATX STARTED DEVELOPING BUSINESS OPERATIONS IN RUSSIA IN 2013 ô Russia has one of the largest privately-owned railcar fleets in the world ô GATX Russia owns a fleet of boxcars and timber flatcars ô Actively pursuing opportunities with multi- national and Russian blue-chip companies ô Continuing to develop local capabilities ô Leverages GATX Rail North America and GRE’s core strengths and relationships to establish local competitive advantages 52

PORTFOLIO MANAGEMENT 53

Aircraft Spare Engine Leasing Industry Overview AIR TRAVEL 2X 2X 4.6% Growth Growth expected annual growth 1980 1995 2010 until 2035 AIRCRAFT GROWTH ENGINE GROWTH SPARE ENGINE GROWTH 35,000 72,000 5,300 new aircraft in new aircraft engines new aircraft spare engines with an the next 20 years estimated total value of approximately $100 billion PERCENT OF INDUSTRY’S SPARE ENGINES LEASED 50% GROWTH OF AIRCRAFT SPARE ENGINES 40% Demand and continued switching to spare engine leasing versus owning by airlines 10% 1% 1990 1998 2016 2020 (Forecast) Growth Estimates: RRPF management estimate as of 12/31/2017 54

Aircraft Spare Engine Leasing Industry Overview MAINTENANCE SPARE ENGINE OVERVIEW ô Engines are very attractive and reliable leasing assets • Robust residual value characteristics • Retain value better over the long term compared to aircraft ô Aircraft engines need regular scheduled maintenance (3-5 year intervals) which takes between 90 and 120 days • Correct level of spare engines are maintained to ensure the fleet remains operationally undisrupted • Spare engine ratio to engines installed on aircraft recommended by manufacturers – 8% narrow body – 10-15% wide body 55

RRPF Affiliates Overview The RRPF affiliates portfolio has committed future lease receipts of more than $2.1 billion. RRPF OVERVIEW RRFP ENGINES ô GATX established its first partnership with Rolls-Royce 9% plc in 1998 5% 29% ô Total NBV of engines upon 6% RRPF establishment was $350 million; today the NBV is approximately $3.8 billion 13% ô RRPF affiliates contribute meaningfully to GATX’s financial results 13% 25% ô Lease aircraft spare engines to commercial airlines and Rolls- Royce plc 29% Trent XWB (A350) 6% Trent 800 (B777) 25% Trent 700 (A330) 5% Trent 1000 (B787) • The largest Rolls-Royce 13% V2500 (A320) 9% Other aircraft spare engine 13% Trent 900 (A380) portfolio in the industry, Based on NBV of approximately $3.8 billion; with 430+ engines 100% of RRPF’s portfolio as of 12/31/17 As of 12/31/2017 56

RRPF Market Leadership RRPF enjoys leading market position in each targeted asset type. RRPF MARKET POSITION (% OF SPARE ENGINES ON OPERATING LEASE) 100% 100% 88% 82% 70% 41% 38% 35% 26% 24% 18% 6% Trent 500 Trent 700 Trent 800 Trent 900 V2500 XWB Trent 1000 RRPF 2nd Largest Spare Engine Lessor of the Asset Type RRPF management estimates as of 1Q 2018 57

RRPF - Growth in Revenue & Net Book Value CAGRs of 15.5% and 13.9% for NBV and Total Annual Revenue, respectively, since 1998. 2017 NBV: $3,772M $4,000 Rev: $345M $400 $3,500 $350 $3,000 $300 $2,500 1998 $250 $2,000 NBV: $243M $200 Rev: $29M $1,500 $150 NBV (millions) NBV $1,000 $100 Revenue (millions) Revenue $500 $50 $0 $0 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 NBV Total Annual Revenue As of 12/31/2017 58

AMERICAN STEAMSHIP COMPANY 59

Great Lakes Industry Overview US-FLAGGED DRY BULK CARGO CARRIAGE CAPACITY OF US-FLAG VESSEL OPERATORS 120 7% 100 7% 29% 80 11% 60 21% 40 25% 20 29% ASC 11% Grand River Navigation 25% Interlake Steamship Company 7% Central Marine Logistics 0 21% Great Lakes Fleet, Inc. 7% Other 2007 2009 2011 2013 2015 2017 US-flagged Net Tons Carried ASC Net Tons Carried Total annual industry capacity 99 million net tons SAILING SEASON GENERALLY RUNS FROM LATE SHIPPING INDUSTRY ON THE GREAT LAKES IS MARCH THROUGH MID-JANUARY MATURE WITH HIGH BARRIERS TO ENTRY ô Weather conditions and water levels impact ô US new-build vessel costs have risen sharply operating efficiencies, especially early spring ô Jones Act protects U.S.-flagged operators and early winter ô Concentrated customer base Lake Carriers’ Association as of 12/31/2017 GATX/ASC management estimates as of 12/31/2017 60

ASC Business Overview

BUSINESS OVERVIEW

- ASC provides transportation of dry bulk commodities across the Great Lakes and St. Lawrence Seaway
- ASC joined GATX in 1973 and has been in operation over 100 years
- ASC operates with significant emphasis on safety and environmental stewardship

FLEET OVERVIEW

- Fleet of 12 self-unloading vessels
  - No shore-side assistance required
  - Operates 24-hours a day, seven days a week (March-January)
- Fresh-water vessels are long-lived
  - ASC operates the largest US-flagged fleet
- Composition of fleet meets varying levels of demand and operational metrics (Range in length from 635' to 1,000')

CUSTOMER OVERVIEW

- ASC served 21 customers in 2017
- Top five customers comprised 84% of ASC's total revenue in 2017
- Excellent customer relationships
- Innovative and solution driven





As of 12/31/2017

61

GATX

ASC Commodities Carried & Industries Served COMMODITIES CARRIED BY ASC INDUSTRIES SERVED BY ASC 1% 3% 15% 20% 52% 27% 55% 27% 20% Limestone 52% Iron Ore 15% Construction 55% Steel 27% Coal 1% Other 27% Electric Utility 3% Other Based on 2017 ASC volume of 27.8 million net tons Based on 2017 ASC revenue IRON ORE accounts for the highest volume carried by US-flag Great Lakes vessels COAL is transported to power generating facilities along the Lakes LIMESTONE is used by the steel and construction industries 62

120 FINANCIAL YEARS OF HIGHLIGHTS OPERATIONAL EXPERIENCE 63

GATX Financial Highlights: Overview EPS* $5.77 $5.37 $4.48 $4.70 $3.50 $2.81 $2.01 $1.59 2010 2011 2012 2013 2014 2015 2016 2017 ROE INVESTMENT VOLUME 18% 18% $1,031 15% $860 13% 13% $770 $715 11% $585 $615 $621 $603 9% 7% $ MILLIONS 2010 2011 2012 2013 2014 2015 2016 2017 2010 2011 2012 2013 2014 2015 2016 2017 *Graph displays Diluted EPS Diluted EPS & ROE exclude Tax Adjustments and Other Items. See the Appendix for a reconciliation of these non-GAAP measures. 64

GATX is Well-Positioned with Strong Cash Flows ô GATX has nearly $3.7 billion in committed future lease receipts ô Our strong operating cash flow provides tremendous capital allocation flexibility GATX COMMITTED FUTURE LEASE RECEIPTS OPERATING CASH FLOW & PORTFOLIO PROCEEDS (Continuing Operations) $969 $777 $224 $611 $482 $554 $166 $264 $ $ MILLIONS $ MILLIONS $445 $385 $289 $156 $247 $154 $332 $123 $68 $84 $458 $629 $267 $370 $293 $340 $364 $244 $307 $411 $542 $497 2007 2009 2011 2013 2015 2017 Operating Cash Flow Portfolio Proceeds As of 12/31/2017 As of 12/31/2017 65

Financial Highlights: Strong Balance Sheet GATX primarily issues unsecured debt (leaving assets largely unencumbered), manages leverage, and balances debt maturity schedules LEVERAGE & REDUCTION OF SECURED ASSETS FUTURE DEBT OBLIGATIONS 6.0x Sold aircraft leasing 50% $2,360 business & reduced 45% 5.0x leverage and secured assets 40% 35% 4.0x Stable Leverage post-2006 30% 3.0x 25% 20% $ $ MILLIONS 2.0x 15% 10% 1.0x 5% $550 $566 0.0x 0% $337 $350 $250 2003 2005 2007 2009 2011 2013 2015 2017 Recourse Debt/Equity % of Assets that are Secured 2018 2019 2020 2021 2022 Thereafter As of 12/31/2017 Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash As of 12/31/2017 66

Financial Highlights: Strong Balance Sheet GATX has decreased borrowing costs and increased borrowing term. GATX issued $800 million of public unsecured debt in 2017 DECLINING COST OF DEBT & INCREASING BORROWING TERM 7.0% 10.0 9.0 6.0% 6.4% 9.2 8.0 5.0% 7.0 6.0 4.0% 4.0% 5.0 3.0% 5.0 4.0 3.0 2.0% 3.3 2.0 1.0% 1.0 0.0% - 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Effective Cost of Debt (left axis) Average Life in Years (right axis) As of 12/31/2017 67

RECONCILIATION 120 YEARS OF OF NON-GAAP OPERATIONAL MEASURES EXPERIENCE The following presentation contains unaudited financial information 68

Reconciliation of Non-GAAP Measures – Net Income Measures

Net Income *(in millions)*	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Net income (GAAP)	$ 183.8	$ 194.8	$ 81.4	$ 80.8	$ 110.8	$ 137.3	$ 169.3	$ 205.0	$ 205.3	$ 257.1	$ 502.0
Adjustments attributable to consolidated pre-tax income:											
Railcar impairment at Rail North America	-	-	-	-	-	-	-	-	-	29.8	-
Net loss (gain) on wholly owned Portfolio Management marine investments	-	-	-	-	-	-	-	-	9.2	2.5	(1.8)
Residual sharing settlement at Portfolio Management	-	-	-	-	-	-	-	-	-	(49.1)	-
Early retirement program	-	-	-	-	-	-	-	-	9.0	-	-
Litigation recoveries	-	-	-	(6.5)	(3.2)	-	-	-	-	-	-
Leveraged lease adjustment	-	-	-	-	(5.5)	-	-	-	-	-	-
Gain on sale of office building	-	(12.0)	-	-	-	-	-	-	-	-	-
Environmental reserve reversal	-	(8.2)	-	-	-	-	-	-	-	-	-
Total adjustments attributable to consolidated pre-tax income	$ -	$ (20.2)	$ -	$ (6.5)	$ (8.7)	$ -	$ -	$ -	$ 18.2	$ (16.8)	$ (1.8)
Income taxes thereon, based on applicable effective tax rate	$ -	$ 3.8	$ -	$ 2.4	$ 2.0	$ -	$ -	$ -	$ (6.9)	$ 7.2	$ 0.7
Other income tax adjustments attributable to consolidated income:											
Income tax rate changes	(17.1)	-	-	-	-	0.7	-	-	14.1	-	-
GATX income taxes on sale of AAE	-	-	-	-	-	-	23.2	-	-	-	-
Impact of the Tax Cuts and Jobs Act of 2017	-	-	-	-	-	-	-	-	-	-	(315.9)
Foreign tax credit utilization	-	-	(7.4)	-	-	(4.6)	(3.9)	-	-	(7.1)	-
Tax benefits upon close of tax audits	-	-	-	(9.5)	(4.8)	(15.5)	-	-	-	-	-
Deferred tax benefit from the expiration of the statute of limitations on a tax position taken	-	(6.8)	-	-	-	-	-	-	-	-	-
Total other income tax adjustments attributable to consolidated income	$ (17.1)	$ (6.8)	$ (7.4)	$ (9.5)	$ (4.8)	$ (19.4)	$ 19.3	$ -	$ 14.1	$ (7.1)	$ (315.9)
Adjustments attributable to affiliates' earnings, net of taxes:											
Net loss (gain) on Portfolio Management affiliate	-	-	-	-	-	-	-	-	11.9	(0.6)	-
Income tax rate changes	(3.0)	-	-	(1.9)	(4.1)	(4.6)	(7.6)	-	(7.7)	(3.9)	-
Pre-tax gain on sale of AAE	-	-	-	-	-	-	(9.3)	-	-	-	-
Interest rate swaps at AAE	-	3.3	20.7	9.3	(0.2)	20.5	(6.9)	-	-	-	-
Total adjustments attributable to affiliates' earnings, net of taxes	$ (3.0)	$ 3.3	$ 20.7	$ 7.4	$ (4.3)	$ 15.9	$ (23.8)	$ -	$ 4.2	$ (4.5)	$ -
Net Income, excluding tax adjustments and other items (non-GAAP)	$ 163.7	$ 174.9	$ 94.7	$ 74.6	$ 95.0	$ 133.8	$ 164.8	$ 205.0	$ 234.9	$ 235.9	$ 185.0

Earnings per Share	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Diluted earnings per share (GAAP)	$ 3.43	$ 3.88	$ 1.70	$ 1.72	$ 2.35	$ 2.88	$ 3.59	$ 4.48	$ 4.69	$ 6.29	$ 12.75
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$ 3.07	$ 3.49	$ 1.97	$ 1.59	$ 2.01	$ 2.81	$ 3.50	$ 4.48	$ 5.37	$ 5.77	$ 4.70

69

Reconciliation of Non-GAAP Measures – Balance Sheet Measures On- and Off-Balance Sheet Assets 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Total assets (GAAP)$ 4,723.2 $ 5,190.5 $ 5,206.4 $ 5,442.4 $ 5,846.0 $ 6,044.7 $ 6,535.5 $ 6,919.9 $ 6,894.2 $ 7,105.4 $ 7,422.4 Off-balance sheet assets: Rail North America 1,230.1 1,056.5 1,012.1 968.1 884.5 863.5 887.9 606.1 488.7 456.5 435.7 ASC - - - - - 21.0 16.5 11.7 6.8 2.6 - Portfolio Management 5.8 4.7 4.0 3.4 2.6 - - - - - - Total off-balance sheet assets$ 1,235.9 $ 1,061.2 $ 1,016.1 $ 971.5 $ 887.1 $ 884.5 $ 904.4 $ 617.8 $ 495.5 $ 459.1 $ 435.7 Total assets, as adjusted (non-GAAP)$ 5,959.1 $ 6,251.7 $ 6,222.5 $ 6,413.9 $ 6,733.1 $ 6,929.2 $ 7,439.9 $ 7,537.7 $ 7,389.7 $ 7,564.5 $ 7,858.1 70